AMENDMENT

to

CUSTODY Agreement

Between

CAPITOL SERIES Trust

And

THE HUNTINGTON NATIONAL BANK

This amendment (the “Amendment”) revises Appendix A and Appendix B to the Custody Agreement, dated December 18, 2018, between Capitol Series Trust (The “Trust”), a business trust formed under the laws of the State of Ohio, and The Huntington National Bank (“HNB”), a national bank organized under the laws of the United States, and hereby revises Appendix B to the Custody Agreement on behalf of the Alta Quality Growth Fund (the “Alta Fund”).

The Parties agree to amend the Appendix A to the Custody Agreement with the authorized persons specified on behalf of each series listed to Appendix B of the Custody Agreement, as amended herein. The amended Appendix A is attached separately hereto.

The Parties agree to amend the Appendix B to the Custody Agreement to include all series of the Trust referenced below.

APPENDIX B

Capitol Series Trust

Alta Quality Growth Fund

Guardian Fundamental Global Equity Fund

No other provisions of the Custody Agreement shall be modified, except as stated herein. Except as set forth is this Amendment, the Custody Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Custody Agreement, the terms of this Amendment will prevail.

The Parties have duly executed this Amendment as of December [12], 2019.

	Capitol Series Trust		The Huntington National Bank

By:		By:
Name:	Matthew J. Miller	Name:	Kevin Speert
Title:	President	Title:	Vice President

APPENDIX A

Authorized Persons		Specimen Signatures

OFFICERS:

Matthew J. Miller	President

Martin R. Dean	Interim Chief Compliance Officer

Zachary P. Richmond	Treasurer

Matthew Beck	Secretary

Tiffany R. Franklin	Assistant Secretary

ADVISER EMPLOYEES FOR AUTHORIZATION TO GIVE INSTRUCTIONS ON BEHALF OF THE ALTA QUALITY GROWTH FUND:

Michael Tempest	Principal, Chief Investment Officer

Melanie Peche	Principal, Portfolio Manager

Haley Hammond	Chief Compliance Officer

Tyler Partridge	Principal, Portfolio Manager

Deborah Holmes	Operations Associate

Donna Thygesen	Operations Associate

Todd Kearney	Director of Trading

Curtis Lingren	Trader

ADVISER AND AFFILIATED EMPLOYEES FOR AUTHORIZATION TO GIVE INSTRUCTIONS ON BEHALF OF THE GUARDIAN FUNDAMENTAL GLOBAL EQUITY FUND:

Bojana Bidovec	Investment Manager
GuardCap Asset Management

Michael Boyd	Portfolio Manager
GuardCap Asset Management

Orlaith O’Connor	Investment Analyst
GuardCap Asset Management

Giles Warren	Portfolio Manager
GuardCap Asset Management

Adam Aziz	Director
Account Management

Domenic Gallelli	Portfolio Manager

Scott Glassco	Fixed Income Strategist and Trader

Peter A Hargrove	Managing Director

Jennifer Harbaruk	Senior Account Manager

Judith Henry	Research Assistant,
Fixed Income Investments

Uzma Khan	Credit Analyst

Laura Kristoffy	Account Manager

Debbie Lawrence	Equity Trader

Glen Shresta	Account Manager

Karen Simard-Jones	Account Manager

Paige Smith	Account Management Assistant

Gino Tullo	Equity Trader

PAYMENT OF FUND EXPENSES (ALL SERIES):

Brian Jenkins	Assistant Director of Financial Administration

Curt Scott	Manager of Financial Administration

Kevin Traegner	Manager of Financial Administration

Marc Guthrie	Manager of Financial Administration

Gregory Knoth	Vice President,
Mutual Fund Controller

Emily Huber	Assistant Vice President,
Assistant Mutual Fund Controller

Katherine Hall	Manager of Fund Accounting

Lucas Hunter	Manager of Fund Accounting

Melinda Bachman	Manager of Financial Administration

CASH MOVEMENT FOR SHAREHOLDER ACTIVITY and SHAREHOLDER CHECKS (ALL SERIES):

Jeffrey Moeller	Vice President,
Director of Transfer Agency Services

Doug Jones	Vice President,
Director of Broker Services

Brian J. Lutes	Vice President,
Mutual Fund Controller

Craig Hunt	Vice President,
Director of Transfer Agency Systems

Gregory Knoth	Vice President,
Mutual Fund Controller

Emily Huber	Assistant Vice President,
Assistant Mutual Fund Controller

Jennifer Leamer	Vice President,
Mutual Fund Controller

Theresa Bridge	Vice President,
Director of Financial Administration

Katherine Hall	Manager of Fund Accounting

Lucas Hunter	Manager of Fund Accounting

Greg O’Dell	Manager of Fund Accounting

opening and operation of cash management bank accounts (“DDAs” FOR ALL SERIES):

Jennifer Leamer	Vice President,
Mutual Fund Controller

Theresa Bridge	Vice President,
Director of Financial Administration

Brian J. Lutes	Vice President,
Mutual Fund Controller

Jeffrey Moeller	Vice President,
Director of Transfer Agency Services

Gregory Knoth	Vice President,
Mutual Fund Controller

Emily Huber	Assistant Vice President,
Assistant Mutual Fund Controller